                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                      (Amendment No.                    )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                         JONES MEDICAL INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):


 [X]  No fee required.
 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------


4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------


5) Total fee paid:

--------------------------------------------------------------------------------


[ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:
                               ----------------------------------------------
     2) Form, Schedule or Registration Statement no.:
                                                     ------------------------
     3) Filing Party:
                     --------------------------------------------------------
     4) Date Filed:
                     --------------------------------------------------------

                         JONES MEDICAL INDUSTRIES, INC.
                                1945 CRAIG ROAD
                                P. O. BOX 46903
                           ST. LOUIS, MISSOURI 63146


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1998

     NOTICE IS HEREBY GIVEN to holders of the Common Stock, $.04 per share ("Common Stock"), of Jones Medical Industries, Inc., a Delaware corporation ("Company"), that the Annual Meeting of Shareholders of the Company will be held in the Amphitheater at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri, on Tuesday, May 19, 1998, at 3:30 P.M., local time, and at any adjournment or postponement thereof, to consider and act upon the following matters as more fully described in the Proxy Statement:

      (1) The election of directors of the Company to serve for a term of one year;

      (2) Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's corporate name to "JONES PHARMA INCORPORATED"; and

      (3) Such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of record of Common Stock at the close of business on April 10, 1998, are entitled to vote at this meeting or any adjournment or postponement thereof.

     The Board of Directors cordially invites you to attend this meeting. Whether or not you plan to attend this meeting, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                        By Order of the Board of Directors



                                        JUDITH A. JONES
                                        Secretary


April 10, 1998
St. Louis, Missouri

                         JONES MEDICAL INDUSTRIES, INC.
                                1945 CRAIG ROAD
                                P. O. BOX 46903
                           ST. LOUIS, MISSOURI 63146



                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 19, 1998



                             PURPOSE OF THE MEETING
                             ----------------------

     The Board of Directors of Jones Medical Industries, Inc., a Delaware corporation ("Company"), furnishes this Proxy Statement and Annual Report ("Proxy Statement") in connection with the solicitation of proxies for use at the Company's Annual Meeting of Shareholders to be held on May 19, 1998, at 3:30 P.M., local time, in the Amphitheater at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri and at any adjournment or postponement thereof ("Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and as further described in this Proxy Statement.

     The Board of Directors of the Company ("Board") is soliciting proxies in the form enclosed with respect to matters to be acted upon at the Annual Meeting ("Proxy"). A shareholder of the Company may revoke a Proxy at any time before it is exercised by filing a written revocation or a duly executed Proxy bearing a later date with the Secretary of the Company, either prior to or at the Annual Meeting. If a Proxy is properly executed and returned, the shares represented by that Proxy will be voted in accordance with the instructions specified on the Proxy, or if no contrary instructions are specified, the shares will be voted in favor of the election of all of the nominees for director and "FOR" Proposal 2. This Proxy Statement and related form of Proxy are first being sent to shareholders of the Company on or about April 17, 1998.

     The Company anticipates that it will solicit Proxies primarily by mail, although directors, officers and employees of the Company (who will not receive any additional remuneration for such solicitation) may solicit Proxies by letter, personal interview and telephone. The Company will bear the total expense of the solicitation of Proxies and requests that brokers, nominees, fiduciaries and other custodians forward soliciting material to the beneficial owners of shares. The Company will reimburse such parties for their reasonable expenses incurred in forwarding such soliciting material.

     As of the date of this Proxy Statement, the Board does not know of any matters which may come before the Annual Meeting other than those which are discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting, the Proxy holders will vote the shares represented by those Proxies in accordance with their best judgment on such matters.

                         SHAREHOLDERS ENTITLED TO VOTE,
                  RECORD DATE AND VOTES REQUIRED FOR APPROVAL
                  -------------------------------------------

     The Company is authorized to issue 75,000,000 shares of common stock, $.04 par value ("Common Stock") and 5,000,000 shares of preferred stock, $.01 par value issuable in series. In accordance with the Company's Bylaws, the Board established April 10, 1998 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting ("Record Date"). As of the Record Date, there were ____________ shares of Common Stock issued and outstanding representing all of the shares entitled to notice of and to vote at the Annual Meeting.

     The holders of a majority of the outstanding shares of Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each shareholder is entitled to one vote for each share of Common Stock held by that shareholder on the Record Date. There is no cumulative voting with respect to the election of directors. Therefore, the vote of a majority of the shares of Common Stock present at the Annual Meeting either in person or by proxy, voting together, will be required for the election of each director. In addition, the vote of a majority of the shares of Common Stock outstanding will be required for approval of the proposed amendment to the Company's Amended and Restated Certificate of Incorporation to change the Company's corporate name to "JONES PHARMA INCORPORATED."

                               BOARD OF DIRECTORS
                               ------------------

     The Company's Amended and Restated Certificate of Incorporation provides for a Board constituted of not less than three (3) nor more than nine (9) directors. The Company's Bylaws currently fix the number of directors at nine
(9). The directors elected at the Annual Meeting will serve a one-year term and until their successors have been duly elected and shall have qualified. Directors appointed by the Board to fill vacancies or newly created directorships serve for the remainder of the term of the directorship which is vacant or the newly created directorship. From time to time, the Board determines the size of the Board within the foregoing range.

     The Board held four (4) meetings during the fiscal year ended December 31, 1997. The Board also acted by unanimous written consent on one (1) occasion during 1997. The committees of the Board and the number of meetings held by each committee in 1997 were:


                                          NUMBER OF MEETINGS
                      COMMITTEE NAME       HELD DURING 1997
                      --------------     ------------------
                     Audit Committee              1

                  Compensation Committee          1


     The Company has no standing nominating committee of the Board or committees performing similar functions.

     Audit Committee.   Stanley L. Lopata, Thomas F. Patton and Judith A. Jones
were elected as members of the Company's audit committee. The audit committee acts as a liaison between the Board and the Company's independent auditors and reviews the results of the audit, the Company's internal controls, the audit procedures, and the independent auditor's recommendations to management.

     Compensation Committee. Stanley L. Lopata, Thomas F. Patton and Edward A. Chod (each of which is an independent, non-employee director) were elected as members of the Company's compensation committee. The compensation committee administers the Company's 1989 Incentive Stock Option Plan, 1994 Incentive

Stock Plan and 1997 Incentive Stock Plan and advises the Company's chief executive officer with respect to executive compensation matters.

     The following biographies and other information indicate the principal occupation or employment for the past five years, the age, and the year first elected as director with respect to each nominee to become a director.

     DENNIS M. JONES, 59, the founder of the Company, has been the Company's Chairman of the Board, President and Chief Executive Officer since its inception in March 1981. Mr. Jones has been involved primarily in the pharmaceutical industry since 1964 in various marketing, management and administrative positions.

     JUDITH A. JONES, 57, joined the Company in October 1981 and has been in charge of the financial affairs and books of the Company since that time. Mrs. Jones has been a Director of the Company since December 1981, and the Secretary and Treasurer since April 1982. Mrs. Jones served as Vice President of the Company from March 1985 to February 1994 and has been Executive Vice President of the Company since February 1994.

     MICHAEL T. BRAMBLETT, 55, a Director of the Company since 1987, served as Vice President - Marketing of the Company from January 1991 to February 1994 and has served as Executive Vice President since February 1994.

     G. ANDREW FRANZ, 45, a Director of the Company since 1994, became Senior Vice President-Operations-Pharmaceuticals in February 1994. He has served as the Vice President-Operations of JMI-Canton since the facility was acquired by JMI-Canton from Bowman Pharmaceuticals, Inc. in March 1984.

     DAVID A. MCLAUGHLIN, 50, a Director of the Company since 1994, became Senior Vice President - Operations - Nutritionals in February, 1994. Mr. McLaughlin has served in various management and executive capacities with the Company since 19984.

     STANLEY L. LOPATA, 83, a Director since 1988, is the President of Lopata Research and Development Corp. and has served in that capacity since 1988. Prior to 1988, Mr. Lopata was the Chairman of the Board of Directors and Chief Executive Officer of Carboline Corporation, a manufacturer of specialty paint and coating products, from 1960 through 1988.


     L. JOHN POLITE, JR., 76, a Director since 1989, is Chairman of Peridot (New Jersey) Chemicals, Inc., and has served in that capacity since December 1989. He was the Chairman of the Board, President and Chief Executive Officer of Essex Chemical Corporation ("Essex") from April 1978 to October 1988.
Mr. Polite also serves as a director of Rotonics Manufacturing, Inc., a manufacturer of plastic containers for commercial, pharmaceutical, refuse, marine, healthcare and residential applications.

     EDWARD A. CHOD, 44, has been a Director since 1991. Mr. Chod is an officer and shareholder in the law firm of Greensfelder, Hemker & Gale, P.C. which he joined in 1978 and which has served as counsel to the Company since 1982.

     THOMAS F. PATTON, PH.D., 49, a Director since 1995, is President of the St. Louis College of Pharmacy and has served in that capacity since June 1994. From April 1993 until January 1994 and from January 1994 until May 1994, Dr. Patton served as Executive Director of Pharmaceutical Research and Development and as Vice President of Pharmaceutical Research and Development, respectively, at Dupont-Merck Pharmaceutical Co., a pharmaceutical company. Dr. Patton also serves as a director of D&K Healthcare Resources, Inc., a drug wholesaler.
                                       3

     Dennis M. Jones and Judith A. Jones are husband and wife. G. Andrew Franz is the son-in-law of Dennis M. and Judith A. Jones.

     No employee who is a director receives a director's fee for services rendered as a director. However, each non-employee director receives reimbursement for any expenses incurred in his capacity as a director of the Company and $4,000 per meeting of the Board attended by such non-employee director, subject to a minimum of $10,000 per year. In addition, non-employee directors who are members of the Company's compensation committee receive $500 per meeting of the compensation committee attended by such non-employee director. Finally, the present non-employee directors of the Company have been granted stock options pursuant to the Company's 1994 Formula Stock Option Plan for Non-Management Directors, as set forth in the table below:


                                      No. of Options     Per Share Exercise    Initial Exercise
       Name          Date of Grant        Granted               Price                 Date         Expiration Date
       ----          -------------    --------------     ------------------    ----------------    ---------------
Stanley L. Lopata       6/1/94             11,250              $4.67                6/1/94             6/1/99
L. John Polite, Jr.     6/1/94             11,250              $4.67                6/1/94             6/1/99
Edward A. Chod          6/1/94             11,250              $4.67                5/1/95             5/1/00
Thomas F. Patton        6/1/95             11,250              $4.45                5/1/96             5/1/01

             SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVES AND
               ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
               -----------------------------------------------

     The following table sets forth information regarding the record and beneficial ownership of the Common Stock of the Company on the indicated date by: (i) each director or nominee for director and the Named Executives (as such term is defined below in "Executive Compensation -- Summary Compensation Table") of the Company; and (ii) all directors or nominees for director and executive officers of the Company as a group:


                                BENEFICIAL OWNERSHIP AS OF FEBRUARY 27, 1998

         Name and Address of                                           Percentage of Shares
        Beneficial Owner (1)           Shares Beneficially Owned (2)  Beneficially Owned (3)
        --------------------           -----------------------------  ----------------------
Dennis M. Jones
Chairman of the Board of Directors
 and President                         3,699,900 (4)(5)                       12.8%

Judith A. Jones
Executive Vice President, Secretary,
 Treasurer and Director                1,074,937 (6)                           3.7%

Michael T. Bramblett
Executive Vice President and Director    164,700 (7)(8)                        0.6%

G. Andrew Franz
Senior Vice President-Operations-
 Pharmaceuticals and Director            411,277 (9)(10)                       1.4%

David A. McLaughlin
Senior Vice President-Operations-
 Nutritionals and Director               123,750                                 *

Stanley Lopata
Director
900 South Hanley Road
St. Louis, Missouri 63105                176,500 (11)                          0.6%

L. John Polite, Jr.
Director
211 Oldwoods Road
Franklin Lakes, New Jersey 07417          37,000 (12)                            *

Edward A. Chod
Director
10 South Broadway, Suite 2000
St. Louis, Missouri 63102                 27,625 (13)                            *

Thomas F. Patton, Ph.D.
Director                                   6,750 (14)                            *
All Directors and Executive Officers
as a Group
(consisting of eleven persons)         5,730,948 (15)                         19.7%

*  Less than one-half of one percent.

(1) Except as otherwise indicated, the address for each individual named is c/o Jones Medical Industries, Inc., 1945 Craig Road, St. Louis, Missouri 63146. Each beneficial owner has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned except that an individual may be deemed to have only indirect shared voting and investment power with respect to shares held by the individual's spouse as reflected in other footnotes.

(2) Includes shares deemed owned as a result of purchase options which are presently or will become exercisable on or prior to June 1, 1998.

(3)  The number of shares of Common Stock deemed outstanding as of February
     28, 1998 includes: (i) 28,696,348 shares of Common Stock outstanding as of such date, and (ii) shares of Common Stock issuable pursuant to options held by the directors and executive officers that are currently exercisable or will become exercisable on or before June 1, 1998, by the person or group in question.

(4) Includes 216,000 shares under option rights issued by the Company and held by Mr. Jones. Does not include 1,074,937 shares or options held by his spouse, Judith A. Jones, with respect to which he disclaims beneficial ownership.

(5) As a result of call options written and sold by Mr. Jones, an aggregate of 300,000 of the shares reflected as owned by him were subject to purchase by third parties at $40 per share under option rights which expired on March 13, 1998, unexercised.

(6) Includes 54,000 shares under option rights issued by the Company and held by Mrs. Jones. Does not include 3,699,900 shares or options held by her spouse, Dennis M. Jones, with respect to which she disclaims beneficial ownership.

(7) Includes 18,461 shares held by Mr. Bramblett's wife with respect to which he disclaims beneficial ownership. Also includes 18,000 shares under option rights issued by the Company and held by Mr. Bramblett.

(8) As a result of call options written and sold by Mr. Bramblett, an aggregate of 30,000 of the shares reflected as owned by him are subject to purchase by third parties at $35 per share under option rights expiring June 19, 1998.

(9) Includes 191,165 shares owned by Mr. Franz' wife, 42,840 shares held by his spouse as custodian for their children, 24,996 shares held by his wife as a co-trustee for the benefit of the Franz' children and 12,498 shares held by his wife as a co-trustee for the benefit of her nephew. Mr. Franz disclaims beneficial ownership of all of the shares held by his wife.

(10) As a result of call options written and sold by Mr. Franz, an aggregate of 50,000 of the shares reflected as owned by him are subject to purchase by third parties at $35 per share under option rights expiring June 19, 1998.

(11) Includes 64,950 shares held in revocable trust created by Mr. Lopata's wife and with respect to which he disclaims beneficial ownership. Also includes 9,000 shares under option rights issued by the Company and held by Mr. Lopata.

(12) Includes 11,250 shares under option rights issued by the Company and held by Mr. Polite.

(13) Includes 9,000 shares under option rights issued by the Company and held by Mr. Chod.

(14) Includes 6,750 shares under option rights issued by the Company and held by Dr. Patton.

(15) Includes the shares listed as beneficially owned for each individual included in the table as well as (i) 5,000 shares under option rights issued by the Company and held by Tina A. Kaufman, Senior Vice President-Finance; and 3,500 shares under option rights issued by the Company and held by Thomas G. Lewandowski, Senior Vice President-Sales.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Security Dealers, Inc. Directors, officers and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of
Section 16(a) forms received by the Company and written representations from certain reporting persons that no Forms 5 or other reports were required for those persons, the Company believes that, during the fiscal year ended December 31, 1997, its directors, officers and greater than 10% beneficial owners complied with all applicable filing requirements.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AS OF DECEMBER 31, 1997
                         ------------------------------

     Based upon filings with the SEC under the Exchange Act , the Company is advised that as of December 31, 1997, each of the following investment advisors held discretionary authority over accounts holding, in the aggregate, the indicated numbers of shares of the Company's Common Stock, in each case representing 5% or more of the then outstanding shares of Common Stock:


NAME AND ADDRESS OF INVESTMENT ADVISOR         SHARES
--------------------------------------         ------
AMVESCAP PLC
11 Devonshire Square
London EC2M 4YR
England                                   1,722,700   (6.0%)

Putnam Investments, Inc.
One Post Office Square
Boston, Massachusetts 02109               1,837,364   (6.5%)

                             EXECUTIVE COMPENSATION
                             ----------------------

SUMMARY COMPENSATION TABLE

     The table below sets forth all compensation received in each of the three fiscal years ended December 31, 1997, 1996 and 1995 for services rendered in all capacities to the Company and its subsidiaries by the Chief Executive Officer and the other four (4) highest-compensated Executive Officers of the Company during the fiscal year ended December 31, 1997 (the "Named Executives").


                                                     SUMMARY COMPENSATION TABLE
                                                     --------------------------
                                                                                 Long-Term
                                              Annual Compensation                ---------
                                -----------------------------------------------  Compensation
                                                                                 ------------
                                                                                     Awards
                                                                                     ------

Name and Principal                                         Other Annual          Securities            All Other
Position                        Year    Salary    Bonus    Compensation (1)      Underlying Options    Compensation
------------------              ----    ------    -----    ----------------      ------------------    ------------
Dennis M. Jones,                1997   $400,000         0           0                     0                      $29,861(2)
Chairman of the
Board, Director and             1996   $360,000  $100,000           0                  540,000                   $17,599(2)
President and Chief
Executive Officer               1995   $300,000  $ 75,000           0                     0                      $14,357(2)
------------------------------------------------------------------------------------------------------------------------------------

Judith A. Jones,                1997   $220,000   $30,000           0                     0                       $9,500(3)
Director, Executive
Vice President,                 1996   $180,000   $50,000           0                  135,000                    $7,518(3)
Secretary and
Treasurer                       1995   $150,000   $35,000           0                     0                       $5,644(3)
------------------------------------------------------------------------------------------------------------------------------------

Michael T.                      1997   $220,000   $30,000           0                     0                       $9,500(4)
Bramblett, Director
and Executive Vice              1996   $180,000   $50,000           0                   63,000                    $7,500(4)
President
                                1995   $150,000   $35,000           0                     0                       $6,771(4)

------------------------------------------------------------------------------------------------------------------------------------

G. Andrew  Franz,               1997   $175,000   $25,000           0                     0                       $9,500(4)
Director and Senior
Vice President -                1996   $144,000   $40,000           0                     0                       $7,500(4)
Operations -
Pharmaceuticals                 1995   $120,000   $20,000           0                     0                       $5,125(4)


------------------------------------------------------------------------------------------------------------------------------------

David A.                        1997   $175,000   $25,000           0                     0                       $9,500(4)
McLaughlin,
Director and                    1996   $144,000   $40,000           0                     0                       $7,500(4)
Senior Vice President-
 Operations - Nutritionals      1995   $120,000   $20,000           0                     0                       $5,125(4)


(1) No Named Executive received Other Annual Compensation which is required to be reported in this column.

(2) Consists of a Company contribution to a 401(k) plan ($9,500 in 1997, $7,500 in 1996 and $6,196 in 1995) and the dollar value of premiums paid by the Company for a split-dollar life insurance policy on Mr. Jones, of which $20,184, $10,099 and $8,161 constituted his entire economic benefit in the years 1997, 1996 and 1995, respectively.

(3) Consists of a Company contribution to a 401(k) plan ($9,500 in 1997, $4,375 in 1996 and $2,696 in 1995) and the dollar value of premiums paid by the Company for a split-dollar life insurance policy on Mrs. Jones, of which $3,143 and $2,948 constituted her entire economic benefit in the years 1996 and 1995, respectively.

(4)  Consists of a Company contribution to a 401(k) plan.

STOCK OPTIONS AND INCENTIVE AWARDS

     Shareholders of the Company have approved the adoption of stock option and incentive stock plans which are administered by the Compensation Committee of the Board of Directors of the Company. At December 31, 1997, the Company had outstanding stock options for an aggregate of 1,498,676 shares of Common Stock at a weighted average price of $15.82 per share held by 192 employees (including the Named Executives) and by the four (4) non-management directors. The Company's stock option plans permit "exchange exercises" in which an optionee is permitted to pay the exercise price of vested options by surrendering previously owned shares of the Company's Common Stock having a market value equal to the exercise price of the option being exercised.

     Option/SAR Grants. Although permitted under certain of the stock option and incentive stock plans, the Company did not issue or have outstanding in 1997 stock appreciation rights ("SARs") or restricted share grants to any Named
Executive.   In addition, the Company did not grant stock options to the Named
Executives during 1997.

     Aggregate Option Exercises during 1997 and Year End Option Values. The following table provides information with respect to the stock options exercised during the fiscal year ended December 31, 1997 and the value as of December 31, 1997 of unexercised in-the-money options held by the Named Executives. The value realized on the exercise of options is calculated using the difference between the option exercise price and the fair market value of the Company's stock on the date of the exercise. The value of unexercised in-the-money options at fiscal year end is calculated using the difference between the option exercise price and the fair market value of the Company's stock at fiscal year end, December 31, 1997.

                                                                                  Value of
                                                       Number of             Unexercised In-the-
                        Shares                    Unexercised Options         Money Options at
                       Acquired      Value       at December 31, 1997         December 31, 1997
                      on Exercise   Realized              (#)                        ($)
        Name              (#)         ($)      Exercisable/Unexercisable  Exercisable/Unexercisable
--------------------  -----------  ----------  -------------------------  -------------------------
Dennis M. Jones            0               $0       108,000/432,000          $2,978,640/$11,914,560
Judith A. Jones            0               $0        27,000/108,000             $744,660/$2,978,640
Michael T. Bramblett    112,500    $3,398,400          9,000/54,000             $248,220/$1,489,320
G. Andrew Franz         11,250       $387,563         11,250/22,500               $390,375/$780,750
David A. McLaughlin        0               $0         11,250/22,500               $390,375/$780,750

     JMI's Employee Profit-Sharing and 401(k) Plan. The Company maintains an Employee Profit-Sharing and 401(k) Plan (the "401(k) Plan") which was originally adopted as of January 1, 1987. The 401(k) Plan provides employees with a convenient way to save on a regular and long-term basis and encourages employees to make and continue careers with the Company.

     To become eligible to participate in the 401(k) Plan, an employee must have completed six months of service and have reached his or her eighteenth birthday ("Eligible Employee"). Pursuant to the 401(k) Plan, an Eligible Employee who participates ("Participant") may direct that a portion of his or her compensation be contributed to the 401(k) Plan ("Elective Contributions"). Elective Contributions are treated as salary deferrals for federal income tax purposes and under current federal tax law may not exceed $10,000 per year. The amount of a Participant's Elective Contribution may also be limited under the Employee Retirement Income Security Act in the case of highly-compensated individuals, including the Named Executives. Participants are not allowed to make any voluntary contributions to the 401(k) Plan, other than their Elective Contributions.

     Each year the Company may make contributions to match all or a portion of Participants' Elective Contributions. For 1997, the matching contribution was raised by the Company to six percent of Participants' compensation. In each of 1995 and 1996, the Company set the matching contribution at five percent of Participants' compensation. In addition to matching contributions, the Company may make a discretionary contribution which is allocated among Participants' Accounts in proportion to compensation. No discretionary contributions have been made in the last three years. The Company's matching and discretionary contributions are collectively called "Company Contributions".

     A Participant's Account under the 401(k) Plan consists of the Participant's Elective Contributions, the Company Contributions allocated to the Participant and the earnings or investment performance arising from investment of such funds. Generally a participant may not make withdrawals from his 401(k) Plan Account prior to age 59 1/2, retirement, termination of employment, or other conditions specified in the 401(k) Plan without incurring tax penalties, although the Plan permits a Participant to borrow up to 50% of his Elective Contributions in certain hardship circumstances as provided in the Plan. Elective Contributions are always 100% vested, however, Company Contributions are subject to a vesting schedule described below.


                   Years of Service         Vested Percentage
                   ----------------         -----------------
                            2........................20%
                            3........................40%
                            4........................60%
                            5........................80%
                            6.......................100%


Any unvested portion of Company Contributions allocated to a Participant at the time of such Participant's termination of employment with the Company, other than by retirement or death, is forfeited by the Participant. Forfeitures of discretionary Company Contributions will be allocated to the accounts of other Participants. Forfeitures of matching contributions are allocated in proportion to matching contributions.

     As of January 1, 1998, the Company had approximately 397 Eligible Employees, including the Named Executives (Dennis M. Jones, Judith A. Jones, Michael T. Bramblett, G. Andrew Franz and David A. McLaughlin). During 1997, the Company made matching contributions to the 401(k) Plan aggregating $47,500 to the accounts of the Named Executives and total matching contributions of $613,684 to all Participants' Accounts.

     Participants in the 401(k) Plan may direct investment of amounts allocated to their respective accounts among various investment funds selected by the Plan Administrator. Prior to January 1, 1997, investment of funds in the 401(k) was directed by the Trustees of the 401(k) Plan and a portion of Company Contributions was, from time to time, invested in shares of the Common Stock of the Company. The investment funds currently available under the 401(k) Plan do not include a fund for investment in the Company's Common Stock for either Elective Contributions or Company Contributions.

     The Company is the 401(k) Plan Administrator and currently pays all expenses of the 401(k) Plan other than audit fees, which are paid by the 401(k) Plan. The Company has appointed Dennis M. Jones and Judith A. Jones as Trustees of the 401(k) Plan and Smith Barney Corporate Trust Company is an additional trustee with respect to the investment funds available to Participants. The 401(k) Plan may be modified by the officers of the Company at any time, provided that the aggregate additional annual cost to the Company of any such modification does not exceed $500,000 and provided further that no modification shall adversely affect the rights of the Participants or divert any of the 401(k) Plan assets to purposes other than the benefit of the Participants.

                    REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The Company has established a compensation committee of the Board which serves in an advisory capacity to Dennis M. Jones, the President and Chief Executive Officer of the Company, with respect to compensation decisions concerning the Company's executive officers. The compensation committee also administers the Company's 1989 Incentive Stock Option Plan, 1994 Incentive Stock Plan and 1997 Incentive Stock Plan.

COMPENSATION POLICIES
---------------------

     The guiding principle of the Company is to establish a compensation program which aligns executive compensation with Company objectives and business strategies as well as financial and operational performance. In keeping with this principle, the Company seeks to:

      (1) Attract and retain qualified executives who will play a significant role in, and be committed to, the achievement of the Company's long-term goals.

      (2) Reward executives for strategic management and the long-term maximization of shareholder value.

      (3) Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of the Company.

     An executive officer's performance is reviewed in such areas as quality and quantity of work, job and professional knowledge, decision making and business judgment, initiative, analytical skills, communication skills, interpersonal skills, organizational skills, commercial skills, profit and loss sensitivity, creativity and leadership.

     Executive compensation consists of both cash and equity-based compensation. Cash compensation is comprised of base salary and bonus. Base salary is determined with reference to market norms. Bonus compensation is tied to the Company's success in achieving financial and non-financial performance goals and an executive's success in attaining personal performance goals. Equity-based compensation is comprised primarily of stock option grants. In establishing equity-based compensation, the Company places particular emphasis on the achievement of the Company's long-term performance goals. The Company believes that equity-based compensation closely aligns the economic interest of the Company's executive officers with the economic interests of the Company's shareholders.

CHIEF EXECUTIVE OFFICER
-----------------------

     In establishing Mr. Jones' compensation, the factors described above are taken into account, as well as the shareholder value which Mr. Jones has played an instrumental role in creating since the founding of the Company. Mr. Jones has spearheaded the Company's growth strategy and has been the driving force behind the Company's success. The Company believes that Mr. Jones' base salary and bonus arrangement are well within industry norms and reflect his commitment to the Company's long-term success.

                             COMPENSATION COMMITTEE

                               Stanley L. Lopata
                                Thomas F. Patton
                                 Edward A. Chod

                    FIVE-YEAR SHAREHOLDER RETURN COMPARISON
                    ---------------------------------------

     The Securities and Exchange Commission ("SEC") requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. This performance comparison assumes $100 was invested on December 31, 1992, in the Company's Common Stock and in each of the indices shown and assumes reinvestment of dividends. The Company has selected the S & P Midcap 400 Index and the S & P Health Care (Drugs) Index for the purposes of this performance comparison. A list of the companies included in the S & P Health Care Drugs Index follows the graph below.

Research Data Group                                                 Total Return - Data Summary
                                        JMED
                                                                    Cumulative Total Return
                                                   -------------------------------------------------------
                                                   12/92     12/93     12/94     12/95    12/96      12/97
JONES MEDICAL INDS INC                  JMED        100       191        95       348      1192       1248
S & P MIDCAP 400                        IMID        100       114       110       144       171        227
S & P HLTHCARE (DRUGS-MAJOR PHARMS)     IHCD        100        92       107       183       228        363


     The companies included in the S & P Health Care (Drugs) Index are: Eli Lilly & Co., Merck & Co., Inc., Pfizer, Inc., Schering Plough Corp., Syntax Corp. and Upjohn Company. The returns of each company with respect to the S & P Midcap 400 Index and the S & P Health Care (Drugs) Index have been weighted according to their respective stock market capitalizations.


                             ELECTION OF DIRECTORS
                             ---------------------

                                (PROPOSAL NO. 1)

     Dennis M. Jones, Judith A. Jones, Michael T. Bramblett, G. Andrew Franz, David A. McLaughlin, Stanley L. Lopata, L. John Polite, Jr., Edward A. Chod and Dr. Thomas F. Patton are nominees for election to membership on the Board for one year terms. In each instance, the directors are elected to serve until their successors shall have been duly elected and shall have qualified.

     Unless otherwise instructed, the Proxy holders will vote for the election of the nine nominees. Although the Company does not contemplate that any nominee will decline or be unable to serve as director, in either such event, the Proxies will be voted for such other person as may be designated by the Board.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES.

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                 ---------------------------------------------
                          TO CHANGE THE COMPANY'S NAME
                          ----------------------------
                                (PROPOSAL NO. 2)

GENERAL

     Article I of the Company's Amended and Restated Certificate of Incorporation (the "Certificate") establishes "Jones Medical Industries, Inc." as the corporate name of the Company. The proposed amendment to Article I of the Certificate would change the corporate name of the Company to "JONES PHARMA INCORPORATED." In the event that the amendment to Article I is adopted, it is the intention of the Company to adopt a Restated Certificate of incorporation reflecting all prior amendments to the Certificate. The following sets forth the full text of the proposed amendment to Article I of the Certificate:

                                 ARTICLE ONE
                                 -----------

          The name of the corporation is JONES PHARMA INCORPORATED.


PURPOSE AND EFFECT OF THE AMENDMENT

     The Company, its wholly-owned subsidiary, JMI-Phoenix Laboratories, Inc.("JMI-Phoenix"), Twin Laboratories Inc., a Utah corporation ("Twin
Labs") and Bronson Laboratories, Inc., a Delaware corporation ("BLI"), entered into an Asset Purchase Agreement on the 17th day of March, 1998, pursuant to which Twin Labs and BLI agreed to purchase, and the Company agreed to sell, the Company's Bronson Pharmaceutical and MD Pharmaceutical branded vitamin and nutritional supplements product lines as well as substantially all of the assets of JMI-Phoenix (the "Twinlab Transaction"). As a result of the Twinlab Transaction the Company will no longer engage in the manufacture, marketing and distribution of nutritional supplements. Accordingly, the Board believes that it is desirable to change the Company's corporate name to "JONES PHARMA INCORPORATED" in order to more accurately reflect that the Company is engaged in the business of manufacturing, marketing and distributing pharmaceutical products.

VOTE REQUIRED

     Under the Delaware corporation law, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting is required to adopt the proposal to change the corporate name of the Company; however, Delaware Law provides that the restatement of the Certificate may be undertaken by the Company without action by the holders of shares of Common Stock.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY.


                       SELECTION OF INDEPENDENT AUDITORS
                       ---------------------------------

     The Board reappointed the accounting firm of Ernst & Young LLP ("Ernst & Young") as independent auditors for the Company for fiscal year 1998.

     Ernst & Young has served as the Company's independent auditors since December, 1985. Audit services performed by Ernst & Young during fiscal year 1997 consisted of the examination of annual financial statements of the Company and services related to filings with the Securities and Exchange Commission.

     A representative of Ernst & Young will be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

                                 OTHER MATTERS
                                 -------------

     The Board knows of no other matters which may come before the Annual Meeting. If any matters other than those referred to above should properly come before the Annual Meeting, the persons designated by the Board to serve as proxies intend to vote such proxies in accordance with their best judgment.


                             SHAREHOLDER PROPOSALS
                             ---------------------

     The Company must receive at its principal executive offices, directed to the attention of the Secretary, any proposal to be presented at next year's annual meeting of shareholders not later than December 8, 1998 for consideration for inclusion in the Company's Proxy Statement and form of proxy relating to the annual meeting of shareholders to be held in 1999. Any such proposal must comply in all respects with the rules and regulations of the United States Securities and Exchange Commission.


      AVAILABILITY OF ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION
      -------------------------------------------------------------------

     UPON RECEIPT OF A WRITTEN REQUEST, WITHOUT CHARGE, THE COMPANY WILL PROVIDE ANY BENEFICIAL OWNER OF THE COMMON STOCK (AS OF THE RECORD DATE) WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR. A BENEFICIAL OWNER WHO IS NOT A RECORD OWNER AS OF THE RECORD DATE SHOULD INCLUDE IN SUCH A REQUEST A REPRESENTATION THAT THE INDIVIDUAL OR ENTITY WAS A BENEFICIAL OWNER AS OF THE RECORD DATE. PLEASE DIRECT ALL REQUESTS TO:

                           Judith A. Jones, Secretary
                         Jones Medical Industries, Inc.
                                1945 Craig Road
                                P.O. Box 46903
                           St. Louis, Missouri 63146



                                                 By Order of the Board of
                                                 Directors of Jones Medical
                                                 Industries, Inc.

                                                 Judith A. Jones
                                                 Secretary

April __, 1998

PROXY

                         JONES MEDICAL INDUSTRIES, INC.
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS--MAY 19, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints JUDITH A. JONES and DENNIS M. JONES, and each of them, proxy, with full power of substitution, to vote all the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of JONES MEDICAL INDUSTRIES, INC. to be held in the Amphitheater at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri, on May 19, 1998 at 3:30 p.m., and at any adjournment or postponement thereof, and to take action on the proposals listed hereon and any other business that may lawfully come before the meeting, hereby revoking all proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said proxy may lawfully do by virtue hereof.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS LISTED BELOW: IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     In his/her discretion, each proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     PROPOSAL 1--Election of Directors

[]   FOR all nominees listed below. []    WITHHOLD AUTHORITY for all nominees.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, LINE THROUGH OR STRIKE OUT THE NOMINEE'S NAME OR NOMINEES' NAMES BELOW:

   Michael T. Bramblett, Edward A. Chod, G. Andrew Franz, Dennis M. Jones, Judith A. Jones, Stanley L. Lopata, David A. McLaughlin, L. John Polite, Jr.,
                           Thomas F. Patton, Ph.D.

     The Board of Directors Recommends a Vote FOR all nominees listed.

     PROPOSAL 2 -- Approval of Amendment to the Amended and Restated Certificate of Incorporation to change the Company's corporate name to "JONES PHARMA INCORPORATED."

     [] FOR                     [] AGAINST                    [] ABSTAIN



                             Form of Proxy Card - 1

     The shares represented by this proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted FOR the nominees for director and FOR the proposal listed.

Date _______________________, 1998

                                       __________________________________
                                                Signature

                                       __________________________________
                                           Signature if held jointly

                                        Please date and sign as your name
                                        appears above and return in the
                                        enclosed envelope.  If acting as
                                        attorney, executor, administrator,
                                        trustee or guardian, you should so
                                        indicate when signing.  If the signor
                                        is a corporation, please sign the full
                                        corporate name, by duly authorized
                                        officer.  If shares are held jointly,
                                        each shareholder named should sign.


                                Appendix II-1